EXHIBIT 99.1

Palatin Reports First Quarter Fiscal Year 2024 Financial Results and

Provides Corporate Update

·

•	Enrollment Complete in Phase 3 PL9643 MELODY-1 Study in Dry Eye Disease (DED)
	o	570 Patients Enrolled
	o	Topline Data Currently Expected Late 4Q Calendar Year 2023

•	Phase 2 Clinical Study of Oral PL8177 in Patients with Ulcerative Colitis
	o	Interim Analysis Targeted for 1Q Calendar Year 2024
	o	Topline Results Currently Expected in 2Q Calendar Year 2024

•	Vyleesi®
o	Gross Product Revenue Increased 11% Over the Prior Quarter
o	Net Product Revenue Increased 20% Over the Prior Quarter
o	Prescriptions Dispensed Increased 14% Over the Prior Quarter
o	7 Consecutive Quarters of Double-Digit Growth

•	Teleconference and Webcast to be held November 14, 2023, at 11:00 AM EST

CRANBURY, NJ – November 14, 2023 /PRNewswire/ – Palatin Technologies, Inc. (NYSE American: PTN), a biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin receptor system, today announced financial results for its fiscal first quarter ended September 30, 2023, and provided a corporate update.

“We continue to expand and execute on business and product development fronts. Our Phase 3 PL9643 clinical study for DED is fully enrolled, with topline data expected late this calendar year. The Phase 2 study of oral PL8177 in patients with ulcerative colitis is expected to have an interim analysis readout in the first quarter and topline trial results in the second quarter of calendar year 2024,” said Carl Spana, Ph.D., President and CEO of Palatin. “Looking ahead, we are excited to initiate two clinical studies in the first quarter of calendar year 2024 - a Phase 2 study of a melanocortin 4 receptor agonist plus a glucagon like peptide-1 (GLP-1) in obese patients and a Phase 2 clinical study evaluating bremelanotide co-formulated with a PDE5 inhibitor, for the treatment of erectile dysfunction (ED) in patients that do not respond to PDE5i monotherapy.”

Dr. Spana further commented, “On the commercial front, we are pleased with Vyleesi’s 7th consecutive quarter of double-digit increases across all value metrics, most notably net product revenue, which increased 20%, and prescriptions dispensed increased 14% over the prior quarter. Importantly, Vyleesi’s quarterly net product revenue continues to exceed Vyleesi quarterly operating expenses.”

Fiscal First Quarter Ended September 30, 2023Business Highlights and Recent Updates

•	Anti-Inflammatory / Autoimmune Programs

o	PL9643 melanocortin agonist for the treatment of dry eye disease (DED)

–	Patient enrollment completed (n=570) in Phase 3 MELODY-1 study.

–	Topline data is currently expected late fourth quarter of calendar year 2023.

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–	Final data is currently expected first quarter of calendar year 2024.

–	Additional trial information, including inclusion and exclusion criteria, can be found at https://clinicaltrials.gov/ via the identifier NCT04268069.

o	PL8177 oral melanocortin agonist for the treatment of ulcerative colitis (UC):

–	Interim assessment is currently expected in the first quarter of calendar year 2024.

–	Topline data is currently expected in the first half of calendar year 2024.

–	Presented data at the United European Gastroenterology Week 2023 Conference.

•	Pre-clinical animal data and inflammatory cell data continues to provide support for ongoing oral Phase 2 study.

•	Oral PL8177 treatment in rodents causes diseased colons to move toward the healthy state and to resolve inflammation.

•	Resolving inflammation—rather than blocking it—provides the possibility of efficacy coupled with safety in treating colitis and inflammatory bowel disease.

–	Additional trial information, including inclusion and exclusion criteria, can be found at https://clinicaltrials.gov/ via the identifier NCT05466890.

o	Bremelanotide BREAKOUT study (BMT 701) in patients with diabetic kidney disease:

–	Topline results are currently expected in the first half of calendar year 2024.

–	Additional trial information, including inclusion and exclusion criteria, can be found at https://clinicaltrials.gov/ via the identifier NCT05709444.

•	Vyleesi® (bremelanotide injection) / Hypoactive Sexual Desire Disorder (HSDD):

o	Goal is to demonstrate commercial product value in the marketplace with an objective of re-licensing the U.S. rights to a committed women’s healthcare company.

o	Palatin’s licensee of Vyleesi in China, Fosun Pharma, reported its first sale in the Hainan Province of China.

o

Palatin’s licensee of Vyleesi in South Korea, Kwangdong Pharmaceuticals, completed enrollment in its Phase 3 clinical trial evaluating the efficacy and safety of Vyleesi in premenopausal women with HSDD.

–	Data is currently anticipated by calendar year end 2023 with a potential regulatory submission in the first half of calendar 2024.

o	Palatin entered a strategic partnership with UpScriptHealth, a leading direct-to-consumer telemedicine company providing telemedicine services to pharmaceutical and medical technology companies.

–	Patients and healthcare providers can learn more about HSDD and Vyleesi atwww.vyleesi.com and www.vyleesipro.com.

o	For the fiscal first quarter ended September 30, 2023:

–	Gross product sales of $4.6 million increased 11% over the prior quarter and increased 100% over the comparable quarter last year.

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–	Net product revenue of $2.1 million increased 20% over the prior quarter and increased 142% over the comparable quarter last year.

–	Total prescriptions dispensed increased 14% over the prior quarter and increased 88% over the comparable quarter last year.

–

Refill rates, commercial insurance reimbursement, and net revenue per prescription dispensed continued with positive and impactful results and trends, versus the prior quarter and comparable quarter last year.

•	Other:

o

Presented positive data with bremelanotide, a melanocortin receptor 4 (MC4r) agonist plus glucagon like peptide-1 (GLP-1) showing increased weight loss and greater glucose control above monotherapy. A Phase 2 clinical study is currently expected to start in the first quarter calendar year 2024.

o

Initiated a clinical development program evaluating bremelanotide co-formulated with a PDE5 inhibitor (PDE5i), for the treatment of erectile dysfunction (ED) in patients that do not respond to PDE5i monotherapy. A Phase 2 clinical study in PDE5i non-responder ED patients is currently expected to commence in the first quarter calendar year 2024.

o

Closed on a registered direct offering in October 2023 of 2,358,491 shares of its common stock (or common stock equivalents in lieu thereof), at a purchase price of $2.12 per share of common stock (or common stock equivalents in lieu thereof). Palatin has also issued in a private placement warrants to purchase up to an aggregate of 2,358,491 shares of common stock at an exercise price of $2.12 per share. Gross proceeds of the offering were $5 million, with net proceeds totaling $4.5 million.

Fiscal First Quarter Ended September 30, 2023 Financial Results

Revenue

Total revenue consists of gross product sales of Vyleesi, net of expenses, allowances and accruals, and license and contract revenue.

Vyleesi gross product sales to pharmacy distributors, for the quarter ended September 30, 2023, were $4.6 million, with net product revenue of $2.1 million, compared to gross product sales of $2.3 million and net product revenue of $0.87 million for the comparable quarter last year. Gross product sales increased 100% and net product revenue increased 142% over the comparable quarter last year.

Operating Expenses

Total operating expenses were $8.2 million for the quarter ended September 30, 2023, compared to $9.6 million for the comparable quarter last year. The decrease in operating expenses was mainly related to the overall decrease in expenses on our MCr programs and secondarily to the overall decrease in selling expenses related to Vyleesi and the reduction in costs of products sold due to the sale of fully reserved Vyleesi inventory.

Cash Flows

Palatin’s net cash used in operations for the quarter ended September 30, 2023, was $5.9 million, compared to net cash used in operations of $8.6 million for the same period in 2022. The decrease in net cash used in operations is mainly due to a decrease in net loss offset by working capital changes.

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Net Loss

Palatin’s net loss for the quarter ended September 30, 2023, was $5.9 million, or $(0.48) per basic and diluted common share, compared to a net loss of $8.3 million, or $(0.86) per basic and diluted common share, respectively, for the same quarter in 2022.

The decrease in net loss for the quarter ended September 30, 2023 over the quarter ended September 30, 2022, was mainly due to the increase of net product revenue of Vyleesi and a decrease in expenses on our MCr programs.

Cash Position

As of September 30, 2023, Palatin’s cash, cash equivalents and marketable securities were approximately $5.5 million plus $1.3 million of accounts receivables, compared to $11.0 million plus $2.9 million of accounts receivables as of June 30, 2023.

The $5.5 million of cash, cash equivalents and marketable securities as of September 30, 2023, does not include $4.5 million of net proceeds from the Registered Direct Offering, which closed in October 2023. The Company believes that existing cash, cash equivalents, marketable securities and accounts receivables will be sufficient to fund currently anticipated operating expenses and disbursements into the first half of calendar year 2024.

Conference Call / Webcast

Palatin will host a conference call and audio webcast on November 14, 2023, at 11:00 a.m. Eastern Standard Time to discuss the results of operations in greater detail and provide an update on corporate developments. Individuals interested in listening to the conference call live can dial 1-888-506-0062 (US) or 1-973-528-0011 (International), conference ID 651512. The audio webcast and replay can be accessed by logging on to the “Investor/Webcasts” section of Palatin’s website at http://www.palatin.com. A telephone and audio webcast replay will be available one hour after the completion of the call. To access the telephone replay, dial 1-877-481-4010 (US) or 1-919-882-2331 (International), passcode 49457. The webcast and telephone replay will be available through November 28, 2023.

About Melanocortin Receptor Agonists and Inflammation

The melanocortin receptor (“MCr”) system has effects on inflammation, immune system responses, metabolism, food intake, and sexual function. There are five melanocortin receptors, MC1r through MC5r. Modulation of these receptors, through use of receptor-specific agonists, which activate receptor function, or receptor-specific antagonists, which block receptor function, can have medically significant pharmacological effects.

Many tissues and immune cells located in the eye (and other places, for example the gut and kidney) express melanocortin receptors, empowering our opportunity to directly activate natural pathways to resolve disease inflammation.

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About Palatin

Palatin is a biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin receptor systems, with targeted, receptor-specific product candidates for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders to maximize their commercial potential. For additional information regarding Palatin, please visit Palatin’s website at www.Palatin.com and follow Palatin on Twitter at @PalatinTech.

Forward-looking Statements

Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc., such as statements about market potential of Vyleesi and other Palatin products in development, clinical trial results, potential actions by regulatory agencies including the FDA, regulatory plans, development programs, proposed indications for product candidates, and market potential for product candidates are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, Palatin's ability to establish and maintain the capability for manufacturing, marketing and distribution of Vyleesi, sales of Vyleesi in the United States and elsewhere in the world, results of clinical trials, regulatory actions by the FDA and other regulatory and the need for regulatory approvals, Palatin's ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin's products, and other factors discussed in Palatin's periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating events that occur after the date of this press release.

Investor Inquiries: Stephen T. Wills, CPA, MST CFO/COO (609) 495-2200 Info@Palatin.com	Media Inquiries: Paul Arndt, MBA, LifeSci Advisors Managing Director (646) 597-6992 Paul@LifeSciAdvisors.com

Palatin Technologies® and Vyleesi® are registered trademarks of Palatin Technologies, Inc.

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(Financial Statement Data Follows)

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,
	2023	2022

REVENUES
Product revenue, net	$2,105,977	$869,654

OPERATING EXPENSES
Cost of products sold	-	86,496
Research and development	5,014,630	6,027,031
Selling, general and administrative	3,200,244	3,508,798
Total operating expenses	8,214,874	9,622,325

Loss from operations	(6,108,897)	(8,752,671)

OTHER INCOME (EXPENSE)
Investment income	71,630	88,489
Foreign currency gain	159,750	418,376
Interest expense	(10,882)	(9,602)
Total other income (expense), net	220,498	497,263

NET LOSS	$(5,888,399)	$(8,255,408)

Basic and diluted net loss per common share	$(0.48)	$(0.86)

Weighted average number of common shares outstanding used in computing basic and diluted net loss per common share	12,170,699	9,634,684

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Balance Sheets
(unaudited)

	September 30, 2023	June 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$5,524,973	$7,989,582
Marketable securities	-	2,992,890
Accounts receivable	1,348,500	2,915,760
Inventories	1,598,251	526,000
Prepaid expenses and other current assets	1,333,733	1,897,281
Total current assets	9,805,457	16,321,513

Property and equipment, net	597,553	684,910
Right-of-use assets - operating leases	787,538	876,101
Other assets	56,916	56,916
Total assets	$11,247,464	$17,939,440

LIABILITIES AND STOCKHOLDERS’ (DEFICIENCY) EQUITY
Current liabilities:
Accounts payable	$2,269,640	$4,303,527
Accrued expenses	7,152,271	6,511,059
Short-term operating lease liabilities	326,947	354,052
Short-term finance lease liabilities	107,805	106,392
Other current liabilities	3,752,850	3,856,800
Total current liabilities	13,609,513	15,131,830

Long-term operating lease liabilities	481,046	544,323
Long-term finance lease liabilities	18,527	46,014
Other long-term liabilities	2,027,400	2,083,200
Total liabilities	16,136,486	17,805,367

Stockholders’ (deficiency) equity:
Preferred stock of $0.01 par value – authorized 10,000,000 shares: shares issued and outstanding designated as follows:
Series A Convertible: authorized 4,030 shares as of September 30, 2023:
issued and outstanding 4,030 shares as of September 30, 2023 and June 30, 2023	40	40
Common stock of $0.01 par value – authorized 300,000,000 shares:
issued and outstanding 11,946,646 shares as of September 30, 2023 and 11,656,714 shares as of June 30, 2023	119,466	116,567
Additional paid-in capital	416,415,454	415,553,049
Accumulated deficit	(421,423,982)	(415,535,583)
Total stockholders’ (deficiency) equity	(4,889,022)	134,073
Total liabilities and stockholders’ (deficiency) equity	$11,247,464	$17,939,440